Alpharma Inc.

                 Subsidiaries of the Registrant

                                                       EXHIBIT 21


NAME                               JURISDICTION WHICH
                                        ORGANIZED

United States:

A.L. Specialty Chemicals, Inc.          Delaware
Alpharma NW Inc.                        Washington
Alpharma U.S. Inc.                      Delaware
Barre Parent Corporation                Delaware
Alpharma USPD Inc.                      Maryland
G. F. Reilly Company                    Delaware
ParMed Pharmaceuticals, Inc.            Delaware
NMC Laboratories, Inc.                  New York
Odin Pharmaceuticals Inc.               New Jersey
Wade Jones Company, Inc.                Texas
MikJan Corporation                      Arkansas

Foreign:

A.L-Pharma A/S                          Denmark
Alpharma AS                             Norway
Allabinc de Mexico, S.A. de C.V.        Mexico
Empressa Laboratories De
   Mexico S.A. de C.V.                  Mexico
Dumex-Alpharma A/S                      Denmark
Dumex AG                                Switzerland
Dumex B.V.                              Holland
Dumex-Alpharma AB                       Sweden
Dumex Limited                           United Kingdom
Oy Dumex-Alpharma AB                    Finland
PT Dumex-Alpharma Indonesia             Indonesia